                                                                     EXHIBIT 4.1

                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT


         This AMENDMENT NO. 1, effective as of January 1, 2001 (this "Amendment"), between Dean Foods Company, a Delaware corporation (the "Company"), and Harris Trust and Savings Bank as Rights Agent ("Harris"), amends the Rights Agreement, dated as of May 22, 1998 (the "Rights Agreement"), between the Company and Harris, as provided herein.

                                   WITNESSETH:

         WHEREAS, the Company and Harris entered into that certain Rights Agreement referenced above.

         WHEREAS, Harris desires to resign as Rights Agent, and the Company desires to appoint a successor Rights Agent with respect to the Rights Agreement.

         WHEREAS, on April 4, 2001, the Board of Directors of the Company, in accordance with Sections 21 and 26 of the Rights Agreement, determined it desirable and in the best interests of the Company and its shareholders to appoint Mellon Investor Services LLC, a New Jersey limited liability company, as successor Rights Agent and amend certain provisions of the Rights Agreement incident thereto, as set forth herein.

         NOW, THEREFORE, in consideration of the premises and covenants contained herein, the parties hereby agree as follows:

         1. Amendment to Title Page. The Title Page to the Rights Agreement is hereby amended to read in its entirety as follows:

                               DEAN FOODS COMPANY

                                       and

                          MELLON INVESTOR SERVICES LLC

                                  Rights Agent

                                RIGHTS AGREEMENT

                            Dated as of May 22, 1998

            As Amended by Amendment No. 1 Dated as of January 1, 2001

         2. Amendment to Introductory Paragraph. The Introductory Paragraph to the Rights Agreement is hereby amended to read in its entirety as follows:

                  This Rights Agreement, dated as of May 22, 1998, as amended by Amendment No. 1 hereto, dated as of January 1, 2001 (this "Agreement"), is entered into between Dean Foods Company, a Delaware Corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company (successor to Harris Trust and Savings Bank) as Rights Agent (the "Rights Agent").

         3. Amendment to Section 21. Section 21 of the Rights Agreement is hereby amended to delete the word "corporation" and substitute in place thereof the word "Person".

         4. Amendment to Section 25. Section 25 of the Rights Agreement is hereby amended to delete Harris as the recipient of notices or demands made pursuant to the Rights Agreement and to substitute Mellon in place thereof, as follows:

                          Mellon Investor Services LLC
                          150 North Wacker Drive
                          Suite 2120
                          Chicago, Illinois  60606
                          Attn: Relationship Manager

         5. Amendment to Section 30. Section 30 of the Rights Agreement is hereby amended to delete the word "Illinois" and to substitute in place thereof the word "New York".

         6. Amendment to Form of Rights Certificate. The first paragraph of the Form of Rights Certificate to purchase Preferred Shares set forth in Exhibit B attached to the Rights Agreement is hereby amended to delete the words "Harris Trust and Savings Bank" and to substitute in place thereof the words "Mellon Investor Services LLC, a New Jersey limited liability company". The signature page of the Form of Rights Certificate is hereby amended to delete the words "HARRIS TRUST AND SAVINGS BANK" and to substitute in place thereof the words "MELLON INVESTOR SERVICES LLC".

         7. Amendment to Summary of Rights. The first paragraph of the form of Summary of Rights to purchase Preferred Shares set forth in Exhibit C to the Rights Agreement is hereby amended to delete the words "Harris Trust and Savings Bank" and to substitute in place thereof the words "Mellon Investor Services LLC, a New Jersey limited liability company".

         8. Rights Agreement as Amended. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby. This Amendment shall be effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and be otherwise unaffected hereby.

                                    * * * * *
         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective representatives as of the date set forth above.


                                               DEAN FOODS COMPANY

                                               By:/s/ Dale E. Kleber
                                                  ------------------------------
                                               Name:  Dale E. Kleber
                                                    ----------------------------
                                               Title: Vice President
                                                     ---------------------------

                                               MELLON INVESTOR SERVICES LLC,
                                               AS RIGHTS AGENT

                                               By: /s/ Jaclyn Saper
                                                  ------------------------------
                                               Name: Jaclyn Saper
                                                    ----------------------------
                                               Title: Vice President and Counsel
                                                     ---------------------------